Exhibit (h)(1)(v)

AMENDMENT NO. 3 TO

ADMINISTRATION AGREEMENT

AMENDMENT NO. 3 (“Amendment”) made as of the 16th day of December, 2005 by and among PROFUNDS, a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, ACCESS ONE TRUST, a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814 (ProFunds and Access One Trust are collectively referred to herein as the “Trusts”) and BISYS FUND SERVICES LIMITED PARTNERSHIP (“BISYS”), an Ohio limited partnership having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that certain Administration Agreement dated January 1, 2004, as amended (the “Agreement”), under which BISYS performs certain management and administration services for the Trusts. All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Agreement provides that BISYS shall perform such additional services as are mutually agreed upon in writing by the parties;

WHEREAS, the Trusts desire that BISYS perform certain additional services for the Trusts;

WHEREAS, BISYS is willing to perform the services enumerated in this Amendment on the terms and conditions set forth in this Amendment; and

WHEREAS, BISYS and the Trusts wish to enter into this Amendment to the Agreement in order to set forth the terms under which BISYS will perform the services enumerated herein on behalf of the Trusts, and to supplement and clarify certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the covenants herein contained, the Trusts and BISYS hereby agree as follows:

1. Form N-Q Services

BISYS will provide the following additional services to assist the Trusts in connection with the requirements of Form N-Q:

(a)	Prepare and file Form N-Q for all Funds;

(b)	Coordinate Form N-Q certification process, including facilitating related Disclosure Committee meetings and due diligence visits, consistent with the annual and semiannual report process; and

(c)	Include all tax-related disclosures in Form N-Q for all Funds.

2. Fees

In addition to all fees, expenses and miscellaneous fees or charges provided for under the Agreement, BISYS shall be entitled to receive from the Trusts the amounts set forth on Schedule A hereto, reflecting the amounts charged by BISYS for the performance of services.

3. Representations and Warranties

Each party represents and warrants to the other that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

4. Miscellaneous

(a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b) Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(e) All capitalized terms not defined herein shall have meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PROFUNDS

By:
Name:	Louis Mayberg
Title:	President

ACCESS ONE TRUST

By:
Name:	Louis Mayberg
Title:	President

BISYS FUND SERVICES LIMITED PARTNERSHIP
By: BISYS Fund Services Inc.

By:
Name:	Fred Naddaff
Title:	President

SCHEDULE A

TO THE AMENDMENT NO. 3 TO THE

ADMINISTRATION AGREEMENT

BETWEEN PROFUNDS, ACCESS ONE TRUST

AND BISYS FUND SERVICES LIMITED PARTNERSHIP

Dated December 16, 2005

Form N-Q Fees

Fee Schedule

One Time Implementation Fee (Due by 12/31/05)	$40,000

On-Going Annual Fee

The Fee is based on the number of Funds in each Form N-Q filing after September 1, 2005.

Number of Funds	Fee Per Form N-Q Filing
1 Fund	$2,000
2-10 Funds	$4,000
11-15 Funds	$5,000
16-20 Funds	$6,000
21-25 Funds	$7,000
26-30 Funds	$8,000
31-35 Funds	$9,000
36-40 Funds	$10,000
41-45 Funds	$11,000
46-50 Funds	$12,000
51-55 Funds	$13,000
56-60 Funds	$14,000
61-65 Funds	$15,000
66-70 Funds	$16,000
71-75 Funds	$17,000
76-80 Funds	$18,000
81-85 Funds	$19,000
86-90 Funds	$20,000
91-95 Funds	$21,000
96-100 Funds	$22,000
101-105 Funds	$23,000
106-110 Funds	$24,000
111-115 Funds	$25,000
116-120 Funds	$26,000
Over 120 Funds

To be agreed by the parties, if such

additional Funds are established.

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